12/29/2010

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT ("Agreement") is made as of December 30, 2010 between Li3 Energy, Inc., a Nevada corporation (the “Company”), and Robert James Sedgemore (the “Consultant”).  The foregoing parties are sometimes referred to hereinafter collectively as the “Parties,” and each, individually, as a “Party.”

RECITALS

A.           For services rendered to the Company by the Consultant prior to the date hereof (the “Services”), the Company is indebted to the Consultant in an amount that the parties have disputed (the “Debt”).

B.           The Parties wish to settle the Debt through the payment of cash and the issuance of restricted shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).  These shares will not be subject to any hold period by the company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

1.            Settlement.  The Parties acknowledge and agree that the Company has an outstanding Debt to Consultant in the amount set forth on Exhibit A.  In full satisfaction thereof, the Parties have agreed that the Company will on or before January 5, 2011 (i) issue to the Consultant the number of shares of the Company’s restricted Common Stock set forth on Exhibit A (the “Shares”) and (ii) pay the Consultant  the cash amount set forth on Exhibit A (the “Cash Payment”).

2.            Release.  Upon tender of the Shares and Cash Payment to the Consultant,  and without further action of any of the Parties, the Consultant forever discharges and releases the Company and each of its agents, attorneys, representatives, assigns, predecessors, successors and related entities from any and all claims, damages, actions, judgments, obligations, attorneys’ fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which the Consultant had or has arising out of or based in whole or in part upon any circumstance, act, omission, thing or event occurring prior to or existing as of the date hereof, whether arising out of the Debt or the Services, or otherwise, and including specifically, but not by way of limitation, matters which may arise at common law, such as breach of contract, expressed or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under federal, state or local laws, such as, but not necessarily limited to the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination and Employment Act, the Rehabilitation Act of 1973, the Equal Pay Act and the Americans with Disabilities Act.

3.           Warranties.  The Parties, and each of them, warrant:  (i) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (ii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.  The Consultant is, simultaneously with the execution of this Agreement, executing and delivering to the Company the Investment Representation Letter with respect to the Shares in the form annexed hereto as Exhibit B.

4.            No Admissions,  The Company and the Consultant agree that the actions to be taken hereunder are being undertaken in compromise of disputed claims and that, by entering into this Agreement, the parties do not admit liability to each other, whether contractual, extra-contractual, tort or otherwise.

5.            Non-reliance.  The undersigned Parties agree that they expressly assume all risk that the facts or law may be, or become, different that the facts or law as presently believed by them.  The Company and the Consultant expressly disclaim all reliance upon, and prospectively waive, any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

6.            Voluntary Agreement.  The Consultant agrees that he has have read and understands this Agreement, and that he affixes his signature hereto voluntarily and without coercion, that he was advised by the Company to consult with an attorney of his own choosing concerning the waivers contained in and the terms of this Agreement, and that the waivers he has made and the terms he has agreed to herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

7.            Confidentiality.  (a) The Company and the Consultant agree that the settlement, this Agreement and all matters relating to the terms, negotiation and implementation of this Agreement, and (b) the Consultant agrees that all Confidential Information of the Company, will be deemed confidential and will not be used by any party or disclosed in any form to anyone, except to the following persons and/or under the following circumstances:

(a) as required by Court Order or other judicial process, or as may be required by law or applicable regulation;

(b) to immediate family members;

(c) to employees or agents of the parties as necessary for such persons to perform their duties and responsibilities of employment provided that, before disclosure is made to any such employee or agent, the employee or agent is advised that the information and/or documents to be provided to said employee or agent are subject to the confidentiality provisions of this Agreement and the employee or agent agrees to abide by its terms;

(d) as required to permit the parties to meet their obligations to their attorneys, auditors, insurers or similar representatives and regulators, provided that before disclosure is made to any attorney, auditor, insurer or similar representative of a party, the person to whom disclosure is to be made is advised that the information and/or documents to be provided to said person are subject to the confidentiality provisions of this Agreement and said person agrees to abide by its terms;

(e) in any action or proceeding between the parties to this Agreement to enforce its terms; and

(f) if the parties to this Agreement otherwise agree in advance in writing.

“Confidential Information” shall mean all confidential or proprietary written, recorded or oral information or data (including without limitation research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how, and computer programming and other software and software techniques) concerning or provided by the Company, its employees, its consultants, its affiliates, its subsidiaries, its clients, its customers, or its joint venturers or its prospective clients, customers or joint venturers (each a “Source”) or relating to the business of the Company (whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company or any other Source reasonably communicated, or Consultant should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used).

8.            Public Statements.  Either of the parties to this Agreement may state, in substance, to any person or entity:  All claims and disputes between the Company and the Consultant have been resolved amicably without any admission of liability and no party has been deemed to have engaged in any wrongdoing.

9.            Covenant of Non-disparagement.  Each of the Company and the Consultant covenants never to disparage or speak ill of the other party or any of their products, services,  affiliates, subsidiaries, officers, directors, employees or shareholders, and will take reasonable steps to prevent and will not knowingly permit any of their respective employees or agents to, disparage or speak ill of such persons.   Notwithstanding the foregoing, the Consultant expressly assumes all risk associated with listing any past or present Company employee, consultant or agent, or the Company itself, as a reference in connection with the Consultants pursuit of future employment or engagement, and the Consultant agrees that any such person whom the Consultant lists as a reference shall in response to any request for a reference concerning the Consultant be permitted to provide complete, truthful and accurate information concerning the Consultant without creating any liability for himself or herself, the Company, any affiliated entity, or any employee, consultant, agent or representative of any of the foregoing.

10.           Entire Agreement.  This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties.  No Party is relying on any representations other than those expressly set forth herein.  No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein.  There are no oral or written collateral agreements hereto.  All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

11.           Waiver.  The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

12.           Applicable Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of New York, and any and all actions brought under this Agreement shall be brought in the state or federal courts sitting in New York, New York.

13.           Recitals Incorporated.  The Recitals of this Agreement are incorporated herein and made a part hereof.

14.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

15.           Facsimile Signatures.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the day and year first written above.

Li3 ENERGY, INC.

By:	/s/ Luis Saenz
Name:
Title:

/s/ Robert Sedgemore
Robert James Sedgemore

EXHIBIT A

Shares:	1,000,000

Cash Payment:	US$50,000